Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-42114 and Form S-3 Nos. 333-42390, 333-46756, 333-53025, 333-72118, 333-53200, 333-85632, 333-86658 and 333-88152) of our report dated August 15, 2003, except for Note 12, as to which the date is August 28, 2003, with respect to the financial statements of Hypertension Diagnostics, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 2003.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
September 26, 2003